Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110681 on Form F-3 and Registration Statement Nos. 333-09840, 333-12146, 333-14238, 333-109874, and 333-118930 on Form S-8 of our report dated April 15, 2005, relating to the financial statements of TCI Solutions, Inc. for the year ended December 31, 2004, appearing in this Report on Form 6-K of Retalix Ltd.

/S/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 1, 2005